UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD
The information in this report furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 2.02 or Item 7.01 of this report.
Spirit Airlines, Inc. is scheduled to present at the "NINE", Noble Financial Capital Markets' Ninth Annual Equity Conference on January 23, 2013. The presentation is scheduled to begin at 12:00 p.m. Eastern. Any changes to the Company's scheduled presentation time will be posted on its website under the Investor Relations section at http://ir.spirit.com.
At the time of the presentation, a live audio and high-definition video webcast of Spirit's presentation and a copy of the presentation materials will be available on the Company's web site http://ir.spirit.com, or through the Noble Financial websites: www.noblefcm.com, or www.nobleresearch.com/NINE/home.htm. It is recommended that participants register at least 10 minutes prior to the start of the presentation to ensure timely access. You will require a Microsoft SilverLight viewer (a free download from the presentation link) to participate. An archive of the webcast and presentation will be available on the company's website through March 31, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General     Counsel